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                                                 Exhibit 23.(i)(2)



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Post-Effective Amendment No. 3 to Registration Statement No. 33-23312 of The Southland Corporation and The Southland Corporation Equity Participation Plan on Form S-8, and to the incorporation by reference in Registration Statement No. 33-25327 of The Southland Corporation and The Southland Corporation Grant Stock Plan on Form S-8, of our report dated March 27, 1992, appearing in this Annual Report on Form 10-K of The Southland Corporation for the year ended December 31, 1993.




Deloitte & Touche
Dallas, Texas
March 27, 1992